UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 9, 2006

AFFINITY MEDIA INTERNATIONAL CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51983	20-3315459
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1850 Sawtelle Blvd., Suite 470
Los Angeles, California	90025
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (310) 479-1555

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS

On June 9, 2006, the initial public offering ("IPO") of 2,750,000 Units ("Units") of Affinity Media International Corp. (the "Company") was consummated. Each Unit consists of one share of Common Stock, $.0001 par value per share ("Common Stock"), and two Warrants ("Warrants"), each to purchase one share of Common Stock. The Units were sold at an offering price of $6.00 per Unit, generating gross proceeds of $16,500,000.

Prior to the Closing of the IPO, the Company consummated a private placement (the “Private Placement”) of 250,000 Units to Peter Engel, the Company’s Chairman and Chief Executive Officer, and two non-affiliated accredited investors, generating gross proceeds of $1,500,000. The Private Placement Units were sold on the same terms as the Units in the IPO, except that the shares and warrants comprising the Private Placement Units may not be sold, assigned or transferred until the Company consummates a business combination, nor will investors in the Private Placement have any right to any liquidation distributions with respect to the shares included in the Private Placement Units in the event the Company fails to consummate a business combination.

A total of $16,500,000 (or $6.00 per share) of the net proceeds from the Private Placement and the IPO were placed in trust. Audited financial statements as of June 9, 2006 reflecting receipt of the proceeds upon consummation of the IPO and the Private Placement have been issued by the Company and are included as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits:

	Exhibit 99.1	Audited Financial Statements

	Exhibit 99.2	Press Release dated June 9, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 9, 2006	AFFINITY MEDIA INTERNATIONAL CORP.

	By:	/s/ Howard Cohl
Howard Cohl
President